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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                       --------------------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            PAINE WEBBER GROUP INC.
      --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                  Delaware                        13-2760086
      --------------------------------------------------------------
      (State of incorporation or organization)      (I.R.S. Employer
                                                 Identification No.)


      1285 Avenue of the Americas, New York, New York          10019
      --------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the
Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------
Japan Export Index                           The Chicago Board Options Exchange
Call Warrants Expiring
October __, 1997

Japan Export Index                           The Chicago Board Options Exchange
Put Warrants Expiring
October __, 1997


Securities to be registered pursuant to Section 12(g) of the
Act:

                                     None
      --------------------------------------------------------------
                               (Title of class)


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                                                                               2

Item 1. Description of Registrant's Securities to be Registered.

        For a description of the Japan Export Index Call Warrants Expiring October __, 1997 (the "Call Warrants") and the Japan Export Index Put Warrants Expiring October __, 1997 (the "Put Warrants" and, together with the Call Warrants, the "Warrants"), to be registered hereunder, reference is made to the information under the headings "Risk Factors" and "Description of the Warrants" on pages 3 through 9 and on pages 11 through 14, respectively, of the Registrant's prospectus dated October 14, 1993 (the "Prospectus"), and the information under the headings "Prospectus Summary", "Risk Factors Relating to the Warrants" and "Description of the Warrants" on pages S-3 through S-8, S-10 through S-16 and S-22 through S-35, respectively, of the Registrant's preliminary prospectus supplement dated October 10, 1995, relating to the Call Warrants and the Registrant's preliminary prospectus supplement dated October 10, 1995, relating to the Put Warrants (collectively, the "Preliminary Prospectus Supplements"). The Prospectus and Preliminary Prospectus Supplements, listed herein as Exhibit 5 and Exhibit 6, are incorporated by reference to the same documents filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "1933 Act"), on October 10, 1995, relating to the Registrant's Registration Statement on Form S-3 (No. 33-33613), with the Securities and Exchange
        Commission. The descriptions of the Warrants included in the Prospectus and Preliminary Prospectus Supplements are hereby incorporated herein and made part of this Registration Statement in their entirety.

Item 2. Exhibits

        1. Forms of Warrant Certificates relating to the Call Warrants (included as Exhibits A and B-1 to Exhibit 2).

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                                                                               3

        2. Form of Warrant Agreement relating to the Call Warrants among the Registrant, Citibank, N.A., as Warrant Agent, and PaineWebber Incorporated, as Determination Agent, including as Exhibits A and B-1 thereto the forms of Call Warrant Certificates.

        3. Forms of Warrant Certificates relating to the Put Warrants (included as Exhibits A and B-1 to Exhibit 4).

        4. Form of Warrant Agreement relating to the Put Warrants among the Registrant, Citibank, N.A., as Warrant Agent, and PaineWebber Incorporated, as Determination Agent, including as Exhibits A and B-1 thereto the forms of Put Warrant Certificates.

        5. Prospectus and Preliminary Prospectus Supplement relating to the Call Warrants (incorporated by reference to the same documents filed on October 10, 1995, pursuant to Rule 424(b)(5) under the

             1933 Act and relating to the Registrant's Registration Statement on Form S-3 (No. 33-33613)).

        6. Prospectus and Preliminary Prospectus Supplement relating to the Put Warrants (incorporated by reference to the same documents filed on October 10, 1995, pursuant to Rule 424(b)(5) under the 1933 Act and relating to the Registrant's Registration Statement on Form S-3 (No. 33-33613)).

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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 20, 1995

                                                  PAINE WEBBER GROUP INC.

                                                     by
                                                       /s/ Pierce R. Smith
                                                       ---------------------
                                                       Name:  Pierce R. Smith
                                                       Title:  Treasurer


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                               INDEX TO EXHIBITS


Exhibit
Number                               Exhibits
-------                              --------


   2 Form of Warrant Agreement relating to the Call Warrants among the Registrant, Citibank, N.A., as Warrant Agent, and PaineWebber Incorporated, as Determination Agent, including as Exhibits A and B-1 thereto the forms of Call Warrant Certificates.

   4 Form of Warrant Agreement relating to the Put Warrants among the Registrant, Citibank, N.A., as Warrant Agent, and PaineWebber Incorporated, as Determination Agent, including as Exhibits A and B-1 thereto the forms of Put Warrant Certificates.